Exhibit 10.1

AMENDMENT NO. 1
TO
ADVISORY AGREEMENT
THIS AMENDMENT NO. 1 (this “Amendment”) is made and entered into as of December 20, 2017, and amends that certain Advisory Agreement, dated as of June 30, 2014 (the “Advisory Agreement”), by and among NorthStar Healthcare Income, Inc., a Maryland corporation (the “Company”), NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), CNI NSHC Advisors, LLC (the “Advisor”), a Delaware limited liability company, as successor to NSAM J-NSHC Ltd, an Isle of Jersey limited company, and, solely in connection with the obligations set forth in Section 12.03 and Article 13 thereof, Colony NorthStar, Inc. (“CLNS”), a Maryland corporation, as successor to NorthStar Asset Management Group Inc., a Delaware corporation. Capitalized terms used but not defined herein shall have the meanings set forth in the Advisory Agreement.
RECITALS
WHEREAS, pursuant to Section 18.02 of the Advisory Agreement, the Advisory Agreement may not be changed or modified except by an instrument in writing signed by both parties thereto, or their respective successors or permitted assigns; and
WHEREAS, each of the Company, the Operating Partnership, the Advisor and CLNS desires to amend the Advisory Agreement as set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged by all parties, the parties hereto agree as follows:
AGREEMENT
1.    Amendment to Agreement.
(a)Article 1 of the Advisory Agreement is hereby amended by:

(i)	deleting the definition of “Cost of Investments” in its entirety;

(ii)	deleting the definition of “Acquisition Fees” in its entirety and replacing it with the following:
“Acquisition Fees means all fees and commissions, excluding Acquisition Expenses, paid by any Person to any Person in connection with making or investing in any Investments or the purchase, development or construction of any Property by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be development fees and construction fees paid to Persons not Affiliated with the Advisor in connection with the actual development and construction of a Property.”; and

(iii)	adding the following definitions in their proper alphabetical locations:
“NAV has the meaning set forth in Section 8.02.”
“Special Distribution means a Distribution declared by the Board in connection with a sale, transfer or other disposition of a substantial portion of the assets of the Company.”

(b)Section 8.01 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“8.01    [RESERVED].”
(c)Section 8.02 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“8.02    Asset Management Fees.  The Company shall pay the Advisor as compensation for the services described in Section 3.03 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to one-twelfth of 1.5% of the Company’s most recently available publicly filed aggregate net asset value (the “NAV”), as the NAV may be subsequently adjusted for any Special Distribution. The Advisor shall submit a monthly invoice to the Company, accompanied by a calculation of the Asset Management Fee for the applicable month. The Asset Management Fee shall generally be payable on the last day of the month that immediately follows the month in which such Asset Management Fee was earned, or the first business day following the last day of such month. The Company shall pay the Asset Management Fee in the form of Shares (provided that no more than an aggregate of $2.5 million per quarterly period shall be paid in the form of Shares), at a price per Share equal to the NAV per Share, as may be adjusted for any Special Distribution; provided, however, that, until January 1, 2020, such Shares may not be repurchased by the Company pursuant to the Company’s share repurchase program until all requests for repurchase pursuant to the share repurchase program made by stockholders that are not Affiliated with the Company, the Operating Partnership, the Advisor, CLNS, or any Affiliate thereof have been satisfied for the applicable calendar quarter; provided, further, however, that in the event the Advisory Agreement is not renewed or terminated for any reason, the foregoing limitation on Share repurchases by the Company shall not apply. Any Asset Management Fees in excess of an aggregate of $2.5 million during such quarterly period shall be paid by the Company in cash. Payment of the Asset Management Fee may be deferred, in whole or in part, as to any transaction in the sole discretion of the Advisor. Any such deferred Asset Management Fees shall be paid to the Advisor without interest at such subsequent date as the Advisor shall request.”
2.    Miscellaneous.
(a)Effectiveness of Amendment.  This Amendment shall be effective on January 1, 2018.
(b)Counterparts; Signature.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(c)Governing Law.  This Amendment shall be governed by and construed in accordance with Section 18.04 of the Advisory Agreement.
(d)Continued Effect.  Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Advisory Agreement as of the date set forth above.

NorthStar Healthcare Income, Inc.
By:		/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

NorthStar Healthcare Income Operating Partnership, LP
By:		NorthStar Healthcare Income, Inc., its General Partner
	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

CNI NSHC Advisors, LLC
By:		/s/ Mark M. Hedstrom
Mark M. Hedstrom
Vice President

Colony NorthStar, Inc.
By:		/s/ Mark M. Hedstrom
Mark M. Hedstrom
Executive Vice President and Chief Operating Officer

[Signature Page to Amendment No. 1 to Advisory Agreement]